Exhibit 99.1

For Immediate Release July 26, 2023	Contact: Jim Todd (CFO) Landstar System, Inc. www.landstar.com 904-398-9400

LANDSTAR SYSTEM REPORTS

SECOND QUARTER REVENUE OF $1.374B AND

SECOND QUARTER DILUTED EARNINGS PER SHARE OF $1.85

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) reported diluted earnings per share (“DEPS”) of $1.85 in the 2023 second quarter on revenue of $1.374 billion. Landstar reported DEPS of $3.05 on revenue of $1.975 billion in the 2022 second quarter.

Gross profit in the 2023 second quarter was $139.7 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2023 second quarter was $198.2 million. Gross profit in the 2022 second quarter was $208.1 million and variable contribution in the 2022 second quarter was $267.5 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2023 and 2022 second quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 37% and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 34%. The Company is currently authorized to purchase up to 2,910,339 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.33 per share payable on August 25, 2023, to stockholders of record as of the close of business on August 10, 2023. This quarterly dividend includes a $0.03 per share increase, or 10%, over the amount of the Company’s regular quarterly dividend declared following each of the prior four quarters. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

LANDSTAR SYSTEM/2

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2023 second quarter was $1,246.9 million, or 91% of revenue, compared to $1,747.2 million, or 88% of revenue, in the 2022 second quarter. Truckload transportation revenue hauled via van equipment in the 2023 second quarter was $703.0 million, compared to $1,026.9 million in the 2022 second quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2023 second quarter was $394.8 million, compared to $474.3 million in the 2022 second quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2023 second quarter was $118.0 million, compared to $209.1 million in the 2022 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $100.7 million, or 7% of revenue, in the 2023 second quarter, compared to $202.3 million, or 10% of revenue, in the 2022 second quarter.

“Landstar’s business model performed well in the 2023 second quarter considering the challenging freight environment,” said Landstar President and Chief Executive Officer Jim Gattoni. “After a record-setting 2022, we entered 2023 knowing we would face very difficult year-over-year comparisons, especially during the first two fiscal quarters. On top of these tough comparisons and contrary to typical seasonal patterns common to the freight transportation industry, the domestic freight environment softened sequentially from the 2023 first fiscal quarter to the 2023 second fiscal quarter. Reflective of these tough dynamics, the number of loads hauled via truck in the 2023 second quarter decreased by 16% compared to the 2022 second quarter. On a sequential basis compared to the 2023 first quarter, we estimate that truck load volumes in the 2023 second quarter underperformed seasonal historical patterns experienced during pre-pandemic periods by 9%. The atypical sequential decrease in demand for truck load services also caused additional downward pressure on rates, especially in the spot market where the Company primarily operates. As a result, revenue per load on loads hauled via truck in the 2023 second quarter decreased 15% compared to the 2022 second quarter. We estimate that truck revenue per load during the quarter underperformed sequential historical patterns experienced during pre-pandemic periods by 6%.”

LANDSTAR SYSTEM/3

Gattoni further commented, “Through the first several weeks of July, the number of loads hauled via truck has trended below historical, pre-pandemic second quarter to the beginning of third quarter sequential patterns, while truck revenue per load has thus far trended slightly below these historical, pre-pandemic sequential patterns. Assuming that these trends continue, I expect revenue per load on loads hauled via truck to be in a range of 10% to 12% below the 2022 third quarter and the number of loads hauled via truck to be in a range of 16% to 18% below the 2022 third quarter. As such, I anticipate revenue for the 2023 third quarter to be in a range of $1.275 billion to $1.325 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2023 third quarter, I would anticipate DEPS to be in a range of $1.65 to $1.75. The anticipated range of DEPS for the 2023 third quarter includes estimated insurance and claims costs of approximately 5.4% of BCO revenue. These costs were 5.5% of BCO revenue over the first half of 2023. The anticipated range of DEPS for the 2023 third quarter also reflects an estimated effective income tax rate of 24.5%.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2023 Earnings Release Conference Call.”

About Landstar:

Landstar System, Inc., a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

LANDSTAR SYSTEM/4

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes;

LANDSTAR SYSTEM/5

regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2022 fiscal year, described in Item 1A Risk Factors, Landstar’s Form 10-Q for the 2023 first fiscal quarter, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Revenue	$2,809,532	$3,945,663	$1,373,857	$1,975,064
Investment income	3,852	1,307	2,484	586
Costs and expenses:
Purchased transportation	2,154,491	3,096,018	1,053,197	1,545,688
Commissions to agents	248,153	311,634	122,478	161,856
Other operating costs, net of gains on asset sales/dispositions	25,840	21,522	13,462	10,381
Insurance and claims	57,431	64,820	29,784	34,052
Selling, general and administrative	108,096	111,680	54,529	58,967
Depreciation and amortization	30,139	28,045	14,941	14,288

Total costs and expenses	2,624,150	3,633,719	1,288,391	1,825,232

Operating income	189,234	313,251	87,950	150,418
Interest and debt (income) expense	(1,033)	2,228	(307)	1,105

Income before income taxes	190,267	311,023	88,257	149,313
Income taxes	45,513	73,629	21,698	36,758

Net income	$144,754	$237,394	$66,559	$112,555

Diluted earnings per share	$4.03	$6.39	$1.85	$3.05

Average diluted shares outstanding	35,962,000	37,162,000	35,941,000	36,905,000

Dividends per common share	$0.60	$0.50	$0.30	$0.25

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$360,528	$339,581
Short-term investments	58,574	53,955
Trade accounts receivable, less allowance of $12,715 and $12,121	848,839	967,793
Other receivables, including advances to independent contractors, less allowance of $13,673 and $10,579	64,079	56,235
Other current assets	41,667	21,826

Total current assets	1,373,687	1,439,390

Operating property, less accumulated depreciation and amortization of $417,364 and $393,274	297,066	314,990
Goodwill	42,166	41,220
Other assets	124,846	136,279

Total assets	$1,837,765	$1,931,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$57,216	$92,953
Accounts payable	478,688	527,372
Current maturities of long-term debt	31,560	36,175
Insurance claims	45,160	50,836
Dividends payable	—	71,854
Other current liabilities	80,202	98,945

Total current liabilities	692,826	878,135

Long-term debt, excluding current maturities	53,149	67,225
Insurance claims	57,240	58,268
Deferred income taxes and other non-current liabilities	40,989	41,030
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,497,324 and 68,382,310	685	684
Additional paid-in capital	253,486	258,487
Retained earnings	2,759,128	2,635,960
Cost of 32,550,852 and 32,455,300 shares of common stock in treasury	(2,009,327)	(1,992,886)
Accumulated other comprehensive loss	(10,411)	(15,024)

Total shareholders’ equity	993,561	887,221

Total liabilities and shareholders’ equity	$1,837,765	$1,931,879

LANDSTAR SYSTEM/8

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2023	2022	2023	2022
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,458,124	$2,108,143	$703,041	$1,026,938
Unsided/platform equipment	772,336	883,032	394,772	474,274
Less-than-truckload	62,673	70,651	31,115	36,931
Other truck transportation (1)	277,520	436,656	118,017	209,055

Total truck transportation	2,570,653	3,498,482	1,246,945	1,747,198
Rail intermodal	50,889	86,110	25,232	43,422
Ocean and air cargo carriers	136,534	310,904	75,441	158,847
Other (2)	51,456	50,167	26,239	25,597

	$2,809,532	$3,945,663	$1,373,857	$1,975,064

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,034,881	$1,415,963	$515,355	$688,389
Number of loads:
Truck transportation
Truckload:
Van equipment	655,036	763,750	323,082	387,482
Unsided/platform equipment	263,185	279,345	135,613	147,516
Less-than-truckload	93,066	96,828	46,874	48,985
Other truck transportation (1)	110,373	166,747	52,311	80,817

Total truck transportation	1,121,660	1,306,670	557,880	664,800
Rail intermodal	15,390	24,220	7,630	11,590
Ocean and air cargo carriers	16,750	22,890	8,310	11,330

	1,153,800	1,353,780	573,820	687,720

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	463,910	527,830	231,360	265,590
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,226	$2,760	$2,176	$2,650
Unsided/platform equipment	2,935	3,161	2,911	3,215
Less-than-truckload	673	730	664	754
Other truck transportation (1)	2,514	2,619	2,256	2,587
Total truck transportation	2,292	2,677	2,235	2,628
Rail intermodal	3,307	3,555	3,307	3,747
Ocean and air cargo carriers	8,151	13,583	9,078	14,020
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,231	$2,683	$2,228	$2,592
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	37%	36%	38%	35%
Truck Brokerage Carriers	55%	53%	53%	54%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	8%	5%	8%
Other	2%	1%	2%	1%

			July 1,	June 25,
			2023	2022
Truck Capacity Providers
BCO Independent Contractors (3)			9,748	11,023

Truck Brokerage Carriers:
Approved and active (4)			58,303	70,649
Other approved			29,503	29,454

			87,806	100,103

Total available truck capacity providers			97,554	111,126

Trucks provided by BCO Independent Contractors (3)			10,548	11,887

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/9

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended

	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Revenue	$2,809,532	$3,945,663	$1,373,857	$1,975,064
Costs of revenue:
Purchased transportation	2,154,491	3,096,018	1,053,197	1,545,688
Commissions to agents	248,153	311,634	122,478	161,856

Variable costs of revenue	2,402,644	3,407,652	1,175,675	1,707,544
Trailing equipment depreciation	16,519	18,363	8,150	9,280
Information technology costs (1)	13,493	9,039	6,742	4,993
Insurance-related costs (2)	58,382	66,441	30,122	34,786
Other operating costs	25,840	21,522	13,462	10,381

Other costs of revenue	114,234	115,365	58,476	59,440

Total costs of revenue	2,516,878	3,523,017	1,234,151	1,766,984

Gross profit	$292,654	$422,646	$139,706	$208,080

Gross profit margin	10.4%	10.7%	10.2%	10.5%
Plus: other costs of revenue	114,234	115,365	58,476	59,440

Variable contribution	$406,888	$538,011	$198,182	$267,520

Variable contribution margin	14.5%	13.6%	14.4%	13.5%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.